Exhibit 3.139

ARTICLES OF AMENDMENT
TO THE
LIMITED LIABILITY COMPANY

LIMITED LIABILITY COMPANY CONTROL NUMBER (IF KNOWN) 0498621

PURSUANT TO THE PROVISIONS OF §48-209-104 OF THE TENNESSEE LIMITED LIABILITY COMPANY ACT, THE UNDERSIGNED ADOPTS FOLLOWING ARTICLES OF AMENDMENT TO ITS LIMITED LIABILITY COMPANY:

PLEASE MARK THE BLOCK THAT APPLIES:
☒ AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.
☐ AMENDMENT IS TO BE EFFECTIVE                         ,                          (DATE)                          (TIME).
(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.

1. PLEASE INSERT THE NAME OF THE LIMITED LIABILITY COMPANY AS IT APPEARS ON RECORD:
SMBISS B, LLC
IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:
SMBISS Beverly Hills, LLC

2. PLEASE INSERT ANY CHANGES THAT APPLY:

A. PRINCIPAL ADDRESS:
STREET ADDRESS

CITY	STATE/COUNTY		ZIP CODE

B. REGISTERED AGENT:

C. REGISTERED ADDRESS:
STREET

CITY	STATE	ZIP CODE	COUNTY
D. OTHER CHANGES:

3. PLEASE COMPLETE THE FOLLOWING SENTENCE BY FILLING IN THE DATE AND BY CHECKING ONE OF THE TWO BOXES:

THE AMENDMENT WAS DULY ADOPTED ON	July	27,	2005	BY THE
	MONTH	DAY	YEAR

☐ BOARD OF GOVERNORS WITHOUT MEMBER APPROVAL AS SUCH WAS NOT REQUIRED ☒ MEMBERS

VP of the Sole Member		/s/ Kenneth C. Mitchell
SIGNER’S CAPACITY		SIGNATURE
Kenneth C. Mitchell
NAME OF SIGNER (TYPED OR PRINTED)

SS-4247 (REV. 5/01)	Filing Fee: $20.00	RDA 2458

ARTICLES OF ORGANIZATION

OF

SMBISS B, LLC

The undersigned person acting as the organizer of a limited liability company under the Tennessee Limited Liability Company Act (the “Act”) adopts the following Articles of Organization (the “Articles”).

Name

The name of the limited liability company is SMBISS B, LLC (the “LLC”).

Registered Office and Agent

The address of the registered office is 40 Burton Hills Boulevard, Suite 500, Nashville, Davidson County, Tennessee 37215. The name of the initial Registered Agent at this address is Gregg A. Stanley.

Organizer

Matthew R. Burnstein, Esq. whose address is 511 Union Street, Suite 2700, Nashville, Davidson County, Tennessee 37219-1760 is the organizer of the LLC.

Number of Members

At the date of the filing of the Articles, there is one member.

Date of Formation

The existence of the LLC is to begin upon the filing of the Articles.

Management

The LLC shall be member-managed. The business of the LLC shall be conducted under the management of its members. The members, by majority vote, may cause the LLC to become a board-managed LLC and direct the secretary to file an amendment to the Articles so signifying.

Principal Executive Office

The Principal Executive Office of the LLC is 40 Burton Hills Boulevard, Suite 500, Nashville, Davidson County, Tennessee 37215.

Transfer of Membership Interest

No Member may transfer or assign his membership interest or any part thereof to any person except as provided in the operating agreement. No holder may transfer or assign his financial rights to any person except as provided in the operating agreement. The consent to transfer may be by member action as provided in the operating agreement. In absence of a provision in the operating agreement, the default rules of the Act shall apply.

Dissolution Events

The events or actions that constitute a dissolution may be by member action or such other event as provided in the operating agreement or the having of no members. In absence of a provision in the operating agreement, the dissolution events shall be the having of no members, or a unanimous vote of the members to dissolve.

Preemptive Rights and Right of First Refusal

Members and parties to a contribution agreement may have preemptive rights if so provided in the operating agreement. The members and/or the LLC and/or a specific member may have rights of first refusal if they are set forth in the operating agreement.

Action on Recommendation

If the operating agreement so provides, action on recommendation as permitted in T.C.A. §48-223-103 shall be allowed.

Expulsion

If the operating agreement so provides, a member may be expelled as provided therein.

Dated: July 20, 2005	/s/ Matthew R. Burnstein
Matthew R. Burnstein, Organizer